UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 7, 2006, Jeane J. Kirkpatrick died. Ambassador Kirkpatrick was a member of the Board of Directors whom the Board had determined to be “independent” in accordance with the independence requirements of Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and IDT’s own independent standards. On December 8, 2006, Ira A. Greenstein, President of IDT, notified IDT of his decision to resign from the Board of Directors, effective immediately, in order that the Board of Directors should continue to consist of a majority of independent directors. Mr. Greenstein’s resignation was accepted by the Board of Directors on December 8, 2006. Following these changes, the Board of Directors consists of 13 members, 7 of whom have been determined by the Board to be independent. As previously disclosed in the Registrant's proxy statement for its upcoming annual meeting of stockholders, seven individuals have been nominated to serve on the Registrant’s Board of Directors following the meeting, including four who have been determined by the Board to be independent.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By: /s/ James A. Courter
Name: James A. Courter
Title: Chief Executive Officer

Dated: December 11, 2006

3